UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2010 (June 29, 2010)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4370 Peachtree Rd., N.E., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2010, Atlantic American Corporation (the “Company”) and Wells Fargo Bank, National Association, successor-by-merger to Wachovia Bank, National Association (the “Bank”) entered into the Third Amendment (the “Amendment”) to that certain Credit Agreement, dated as of December 22, 2006, by and between the Company and the Bank (as amended, the “Credit Agreement”).

The Amendment provides for, among other things: (i) the extension of the term of the Credit Agreement to June 30, 2011 (the “Extension Period”); (ii) availability under a revolving credit facility thereunder during the Extension Period of $5,000,000; and (iii) an Applicable Margin (as defined therein) on LIBOR-based borrowings thereunder of 2.0%. All other material terms and conditions of the Credit Agreement remained unchanged and in full force and effect.

There are currently no amounts outstanding under the Credit Agreement.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By: /s/ John G. Sample, Jr.
John G. Sample, Jr. Senior Vice President and Chief Financial Officer

                          Date:    July 2, 2010